UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 26, 2007

THE TALBOTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Amendment of Banking Facilities
     The Talbots, Inc., The J. Jill Group, Inc., J.J. Company, Inc., J. Jill LLC, and J. Jill GP (collectively “Talbots”) and Bank of America entered into amended banking facilities on March 26, 2007.
     The amendment increased the Company’s borrowing availability under its Uncommitted Line of Credit Facility to $30,000,000 from $5,000,000 and decreased the Company’s borrowing availability under its Uncommitted Letter of Credit Facility for Commercial Letters of Credit to $125,000,000 from $150,000,000. The Company’s availability under its Uncommitted Letter of Credit Facility for Standby Letters of Credit is unchanged at $5,000,000.
     The Letters of Credit are to be used to support the importation of goods into the United States. The issuance of Letters of Credit under the facility is at the sole discretion of Bank of America.
     All Loans under the Line of Credit are at the sole discretion of Bank of America.
     The foregoing summary is subject in all respects to the actual terms of the facilities, copies of which are attached as Exhibits 10.1 and 10.2 to this Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Uncommitted Line of Credit Facility dated March 26, 2007 between The Talbots, Inc. and Bank of America.
10.2	Uncommitted Letter of Credit Facility dated March 26, 2007 between The Talbots, Inc. The J. Jill Group, Inc., J. J. Company, Inc., J. Jill LLC, J. Jill GP and Bank of America.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Date March 29, 2007	By:	/s/ Carol Stone
		Name:	Carol Stone
		Title:	Vice President, Corporate Controller